                                                                    EXHIBIT 23.3

                           CONSENT OF ERNST & YOUNG,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) of Molecular Devices Corporation pertaining to the Axon Instruments, Inc. 2001 Equity Incentive Plan and the Axon Instruments, Inc. 1993 Stock Plan of our report dated March 12, 2004, with respect to the financial statements of Axon Instruments, Inc., included in Molecular Devices Corporation's Current Report on Form 8-K dated July 2, 2004, filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG

Melbourne, Australia
June 29, 2004